UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 19, 2011

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

                At the Annual Meeting of Shareowners of OGE Energy Corp. held on May 19, 2011, the shareowners:

•      Elected the three directors nominated by the Board of Directors;
•      Approved the amendment of the Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 125,000,000 to 225,000,000;
•      Approved, on an advisory basis, executive compensation;
•      Indicated a preference, on an advisory basis, to hold future advisory votes on executive compensation every year; and
•      Ratified the appointment of Ernst & Young LLP as the Company’s principal independent accountants for 2011.

The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each of such matters, were as stated below.

Proposal No. 1:	Votes For	Votes Withheld	Broker Non-Votes
Election of Directors

Terms Expiring in 2012
Kirk Humphreys	62,552,119	2,162,596	19,512,170
Linda Petree Lambert	63,697,631	1,017,084	19,512,170
Leroy C. Richie	62,357,709	2,357,006	19,512,170

Proposal No. 2:	Votes For	Votes Against	Abstentions
Amendment of the Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 125,000,000 to 225,000,000	74,756,002	8,767,131	703,752

Proposal No. 3:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory vote on executive compensation	59,385,569	3,601,688	1,727,458	19,512,170

Proposal No. 4:	3 Years	2 Years	1 Year	Abstentions	Broker Non-Votes
Advisory vote on the frequency of advisory votes on executive compensation	11,401,816	906,579	50,455,131	1,951,189	19,512,170

Proposal No. 5:	Votes For	Votes Against	Abstentions
Ratification of the appointment of Ernst & Young LLP as our principal independent accountants for 2011	83,018,809	751,565	456,511

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

May 24, 2011